SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 30, 2014

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

As further described in Item 5.02 of this Current Report on Form 8-K, as a result of the departure of Russell G. Clayton, D.O., the Employment Agreement dated April 1, 2013 (the “Employment Agreement”) between Dr. Clayton and Discovery Laboratories, Inc. (the “Company”) will terminate on November 30, 2014 (the “Separation Date”), except to the extent otherwise specifically provided in the Employment Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2014, the Company issued a press release announcing organizational changes in the Company’s development leadership team.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of his Employment Agreement, Dr. Clayton will be entitled, in addition to any benefits that are due under the Company’s vested plans or other policy and on the condition that he enter into a separation agreement with the Company containing a plenary release of claims in a form acceptable to the Company, the following payments and benefits provided thereunder in connection with a termination without Cause (as defined therein): (i) a pro rata bonus equal to that percent of Dr. Clayton’s Annual Bonus Amount (as defined in the Employment Agreement) that equals the number of days expressed as a percent in which Dr. Clayton was employed by the Company in 2014, reduced to reflect the same percent of his pro rata Annual Bonus Amount that corresponds to the percent of the aggregate Annual Bonus Amounts actually paid to the Company’s other contract executives with respect to 2014, payable at the time that other contract executives are paid bonuses; (ii) once the plenary release has become final, a severance amount equal to the sum of Dr. Clayton’s base salary then in effect and his Annual Bonus Amount, payable in equal installments from the date of termination to the date that is 12 months after the date of termination (the “Severance Period”); and (iii) at the time that the plenary release becomes final, all vested stock options, restricted stock grants and other similar equity awards held by Dr. Clayton shall continue to be exercisable during the Severance Period.  From and after the Separation Date, Dr. Clayton will forfeit all of his unvested stock options in accordance with the terms of the Company’s 2011 Long-Term Incentive Plan.  In addition, Dr. Clayton also is subject to non-competition and non-solicitation restrictions for 12 months and 18 months, respectively, after the date of termination under a separate confidentiality agreement.  All of the Company’s obligations under the Employment Agreement will cease if at any time during the Severance Period Dr. Clayton engages in a material breach of the Employment Agreement and fails to cure such breach within five business days after receipt from us of notice of such breach.

The foregoing summary of Dr. Clayton’s benefits is qualified in its entirety by the full text of the Employment Agreement, which was filed with the Securities and Exchange Commission on March 15, 2014 as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2013, and is incorporated herein by reference.

In addition, on October 30, 2014, Dr. Clayton and the Company entered into a consulting arrangement pursuant to which Dr. Clayton will be available at the request of the President and Chief Executive Officer during the period from the date of termination through May 31, 2016 (the “Consulting Period”) to provide his knowledge of the Company’s development activities and advice with respect to the Company’s drug and development programs, provided that such activities will be scheduled so as not to conflict with employment, business relationships or other commitments of Dr. Clayton at the time of the request.  In consideration for the consulting services, Dr. Clayton will be permitted to exercise each of his vested and outstanding stock options beyond the date provided in his Employment Agreement until (i) the earlier of the expiration of the Consulting Period and the expiration date set forth in such option agreement, or (ii) upon a material breach by Dr. Clayton of his obligations under the agreement.  In addition, the non-competition and non-solicitation periods provided under the separate confidentiality agreement shall continue in full force and effect during the Consulting Period.

Item 8.01.	Other Events.

In the Company’s October 30, 2014 press release referenced in Item 1.02 of this Current report on Form 8-K, the Company announced changes to its development leadership team and a special advisory appointment to augment the Company’s product development capabilities and expertise in neonatology and aerosolized drug delivery.

Effective November 1, 2014, Steven G. Simonson, M.D., has been appointed Senior Vice President and Chief Development Officer, with responsibility for research, clinical development, aerosol device development, regulatory affairs, and patient safety / pharmacovigilance.  Dr. Simonson joined Discovery Labs in May 2014 as Vice President, Clinical Development, and brings to Discovery Labs over 25 years of medical practice and pharmaceutical industry clinical trial experience with a significant focus in pulmonary critical care and developing respiratory drugs.  Dr. Simonson spent 18 years in the life science industry with AstraZeneca Pharmaceuticals LP, Agennix Inc., and Covance Inc., in senior medical and clinical leadership roles.  He received his medical degree from the Medical College of Wisconsin, and his Masters of Health Sciences degree from the Duke University School of Medicine. At the Duke University Medical Center, he completed a residency and fellowship and held faculty appointments in the division of Pulmonary and Critical Care Medicine.  Dr. Simonson will report to John G. Cooper, President and Chief Executive Officer.

In addition, the Company announced the appointment of Jan Mazela, M.D., Ph.D. as Special Medical and Scientific Advisor – Neonatology.  Dr. Mazela is a pediatrician and neonatologist, a global key opinion leader in neonatology, and an expert in the application of aerosolization technology to neonatal medicine.  He currently serves as Medical Director in the Department of Neonatology and Infectious Diseases at Poznan University of Medical Sciences in Poznan, Poland.  Dr. Mazela received his medical degree from the University of Medical Sciences in Poznan, Poland, and completed his fellowship in Neonatology at the University of Illinois at Chicago. He received his Ph.D. in epidemiology in an initiative called the NeoCare Project focused on monitoring quality of neonatal care for the World Health Organization. Dr. Mazela has participated as an investigator in a number of clinical studies of new drugs for use in preterm infants (including SURFAXIN® (lucinactant) Intratracheal Suspension).  He is the author or co-author of numerous peer reviewed publications and routinely a key speaker at scientific symposia and conferences.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated October 30, 2014.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to the Company’s business strategy, financial outlook, cash flows, objectives, future milestones, plans, intentions, goals, the success of the Company’s product development activities, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President and Chief Executive Officer

Date:  October 30, 2014